Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-289724) of CMB.TECH NV of our report dated March 20, 2025 relating to the financial statements of Golden Ocean Group Limited, which appears in this Current Report on Form 6-K.

/s/ PricewaterhouseCoopers AS

Oslo, Norway

September 26, 2025